                       FIRST AMENDMENT
                             TO
             LIMITED LIABILITY COMPANY AGREEMENT
                             OF
                     SA SERVICES, L.L.C.



             FIRST AMENDMENT, dated as of February 1, 1996 (this "Amendment"), to the Limited Liability Company Agreement referred to below by and between C.I.S. Technologies, Inc., a Delaware corporation (together with its successors and permitted assigns, "CIS Technologies"), and GE Capital Commercial Finance, Inc., a Delaware corporation (together with its successors and permitted assigns, "CF").

                     W I T N E S S E T H

             WHEREAS, CIS Technologies and CF are parties to that certain Limited Liability Company Agreement, dated as of October 31, 1994 (as amended, supplemented or otherwise modified from time to time, the "LLC Agreement"); and

             WHEREAS, CIS Technologies and CF have agreed to amend the LLC Agreement in the manner, and on the terms and conditions, provided for herein;

             NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, CIS Technologies and CF hereby agree as follows:

             1.     Definitions.    Capitalized  terms  not
otherwise defined herein shall have the meanings ascribed to them in the LLC Agreement.

             2. Amendment to Section 3.1 of the LLC Agreement. Section 3.1 of the LLC Agreement is hereby amended as of the Amendment Effective Date (as hereinafter defined) by deleting the last sentence of Section 3.1 in its entirety and substituting in lieu thereof the following new sentence to read as follows: "If on the Complete Windup Date, the full amount of such $1,500,000 has not been paid to or on behalf of the Company by CF, CF shall not be obligated to pay to the


















             STM-63722.1

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Company  or  on  its behalf or to CIS Technologies or to any other Person such unused amount."

             3. No Other Amendments. Except as expressly amended herein, the LLC Agreement shall be unmodified and shall continue to be in full force and effect in accordance with its terms.

             4. Effectiveness. This Amendment shall become effective as of February 1, 1996 (the "Amendment Effective
Date").


             5. Representations and Warranties. Each Member (for purposes of CIS Technologies' representations and warranties under this Section 5, "Member" as used below shall be deemed to refer to each of CIS Technologies and C.I.S., Inc.) represents, warrants and covenants to the other Member that:

             (a) Organization and Corporate Power. Such Member is an entity duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization. Such Member has all required power and authority to carry out the transactions contemplated by this Amendment and the LLC Agreement as amended hereby (the "Amended LLC Agreement").

             (b) Authorization. The execution, delivery and performance of this Amendment and the transactions contemplated hereunder and the performance of the Amended LLC Agreement, have been duly authorized by all necessary corporate action on the part of such Member, and each of this Amendment and the Amended LLC Agreement constitutes a l e gal, valid and binding obligation of such Member, enforceable in accordance with its terms, except as such e n forcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity.

             (c) Effect of Transactions. The execution, delivery and performance of this Amendment, the performance of the Amended LLC Agreement and the transactions contem-plated hereby and thereby do not and will not (i) conflict with or result in a breach or violation of the terms, conditions or provisions of, or constitute a default under,
(ii) result in the creation of any lien, security interest, charge or encumbrance upon such Member's capital stock or assets pursuant to, or (iii) require any authorization, consent, approval, exemption or other action by or notice to any court



















             STM-63722.1
or administrative or governmental body pursuant to (A) the organizational documents of such Member, (B) any agreement to which such Member is a party or is bound or to which its a s sets are subject, or (C) any law, statute, rule, regulation, judgment, injunction, order or decree to which such Member is subject; which, in each case, would prevent such Member from performing its obligations under this Amendment and the Amended LLC Agreement.

             6.    Governing  Law.    This Amendment and the
rights of the parties hereunder will be governed by, interpreted, and enforced in accordance with the laws of the State of Delaware.

             7. Multiple Counterparts. This Amendment may be executed in several counterparts, each of which will be deemed an original but all of which will constitute one and the same instrument. However, in making proof hereof it will be necessary to produce only one copy hereof signed by the party to be charged.


















































                                          -3-              STM-63722.1

             IN WITNESS WHEREOF, the Members have executed this Amendment on the date set forth below their signatures, to be effective, however, as of the Amendment Effective
Date.


                       GE CAPITAL COMMERCIAL FINANCE, INC.


                       By:  /s/ Dan Pengue
                       Title: Authorized Signatory
                       Date:



                       C.I.S. TECHNOLOGIES, INC.


                       By:  /s/ Thomas G. Noulles
                       Title: Assistant Secretary
                       Date:


















































                                          -4-              STM-63722.1